UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2008
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 14, 2008, Mr. W. Lance Conn, the President of Vulcan Capital, joined the board of directors of Plains All American GP LLC (“GP LLC”), the general partner of Plains All American Pipeline, L.P. (the “Registrant”). Mr. Conn was designated by Vulcan Energy Corporation (“Vulcan Energy”), of which he is the Chairman of the Board, to serve as its representative on the GP LLC board. Mr. Conn replaces Mr. David N. Capobianco, who served as Vulcan Energy’s representative on the GP LLC board from July 2004 until November 14, 2008. It is anticipated that Mr. Conn will be appointed to the compensation committee of the GP LLC board. The GP LLC board consists of up to eight individuals, including three independent directors, the Chief Executive Officer, two directors who are designated by certain members, and two at-large directors appointed by a majority in interest. At this time, one of the at-large positions is vacant. Vulcan Energy’s wholly owned subsidiary, Vulcan Energy GP Holdings Inc., owns a 50.1% member interest in GP LLC. For a discussion of the relationships of the Registrant with Vulcan Energy and Vulcan Capital, please refer to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.
Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
     On November 14, 2008, the Registrant issued a press release announcing changes in the board of directors of GP LLC. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          Exhibit 99.1 — Press Release dated November 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: November 14, 2008	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release dated November 14, 2008.